As filed with the Securities and Exchange Commission on January 4, 2005
File No. 001-32312

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6 to

Form 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

NOVELIS INC.

(Exact name of registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3399 Peachtree Road NE, Suite 1500 Atlanta, Georgia	30326 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:

(404) 814-4210

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED	EACH CLASS IS TO BE REGISTERED

Common Shares, no par value	The New York Stock Exchange
Common Share Purchase Rights	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

NOVELIS INC.

I. INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED IN FORM 10 BY REFERENCE

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

      Other than as provided below, the information required to be provided in this registration statement on Form 10 is incorporated by reference to our U.S. information statement which includes excerpts from our non-offering prospectus prepared for filing with provincial and territorial securities regulators in Canada to enable us to become a reporting issuer under applicable securities legislation. This information statement may be found as Exhibit 99.1 to this Form 10. For your convenience, below we have provided a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement

1	Business	“Enforceability of Certain Civil Liabilities”; “Explanatory Information”; “Summary”; “Risk Factors”; “Our Business”; “Arrangements Between Novelis and Alcan”; “Capitalization”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and “Additional Information”
2	Financial Information	“Summary”; “Selected Combined Financial Data”; “Unaudited Pro Forma Combined Financial Data”; and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”
3	Properties	“Our Business — Our business groups”
4	Securities Ownership of Certain Beneficial Owners and Management	“Management”; and “Ownership of Our Shares”
5	Directors and Executive Officers	“Management”
6	Executive Compensation	“Management”; and “Ownership of Our Shares”
7	Certain Relationships and Related Transactions	“Arrangements Between Novelis and Alcan”; and “Certain Relationships and Related Transactions”
8	Legal Proceedings	“Our Business — Legal proceedings”
9	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Summary”; “Capitalization”; “Dividend Policy”; “Description of Our Share Capital”; “Certain Canadian and United States Income Tax Considerations”; and “Shares Eligible for Future Sale”
10	Recent Sales of Unregistered Securities	Not Included (See Part II below)
11	Description of Registrant’s Securities to be Registered	“Dividend Policy”; “Certain Canadian and United States Income Tax Considerations”; and “Description of Our Share Capital”
12	Indemnification of Directors and Officers	“Indemnification of Directors and Officers”
13	Financial Statements and Supplementary Data	“Unaudited Pro Forma Combined Financial Data”; “Index to Unaudited Interim Combined Financial Statements”; and “Index to Audited Combined Financial Statements” and the statements referenced thereon

Item No.	Caption	Location in Information Statement

14	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable
15	Financial Statements and Exhibits	“Unaudited Pro Forma Combined Financial Data”; “Index to Unaudited Interim Combined Financial Statements”; and “Index to Audited Combined Financial Statements” and the statements referenced thereon (See also Part II below)

II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

Item 10.	Recent Sales of Unregistered Securities

      We were incorporated in Canada on September 21, 2004. On the date of separation and pursuant to the reorganization transactions, as those terms are used in the information statement filed as Exhibit 99.1 to this registration statement on Form 10, we will issue special shares to Alcan Inc. in consideration for common shares of Arcustarget Inc., a Canadian corporation. The special shares will be redeemed shortly after their issuance and cancelled. The issuance of our special shares to Alcan will be exempt from registration under the Securities Act of 1933, as amended, or the Securities Act, pursuant to Section 4(2) thereof because such issuance will not involve any public offering of securities.

Item 15.	Financial Statements and Exhibits

(a)	Financial statements filed as part of this registration statement (page references are to pages of the information statement filed as Exhibit 99.1 to this registration statement):

Audited combined financial statements
Auditors’ report	F-2
Combined statements of income	F-3
Combined balance sheets	F-4
Combined statements of cash flows	F-5
Combined statements of invested equity	F-6
Notes to combined financial statements	F-7
Unaudited interim combined financial statements
Interim combined statements of income (unaudited)	F-53
Interim combined balance sheets (unaudited)	F-54
Interim combined statements of cash flows (unaudited)	F-56
Notes to interim combined financial statements (unaudited)	F-57

      All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

(b)	Exhibits:

Exhibit
No.	Description

3.1	Certificate and Articles of Incorporation of Novelis Inc.***
3.2	By-law No. 1 of Novelis Inc.***
4.1	Form of Shareholder Rights Agreement between Novelis Inc. and CIBC Mellon Trust Company***
4.2	Specimen Certificate of Novelis Inc. Common Shares***
10.1	Form of Separation Agreement between Alcan Inc. and Novelis Inc.***
10.2	Form of Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of remelt aluminum ingot***†
10.3	Form of Molten Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of molten metal to Purchaser’s Saguenay Works facility***†
10.4	Form of Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of sheet ingot in North America***†
10.5	Form of Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of sheet ingot in Europe***†

Exhibit
No.	Description

10.6	Ingot Supply Agreement dated January 2004 between Alcan Inc. and Alcan Taihan Aluminum***†
10.7	Form of Alumina Supply Agreement between Novelis Do Brasil Ltda and Alcan Alumina Ltda***†
10.8	Alumina Raw Materials Contract dated as of June 1, 1998 between Alcan Deutschland GmbH and Alcan Aluminum Limited (now known as Alcan Inc.)***†
10.9	Form of Foil Supply Agreement between Novelis Deutschland GmbH, as Supplier, and Alcan Packaging Rorschach AG, as Purchaser, in connection with Alcan’s operations at Rorschach, Switzerland***†
10.10	Form of Foil Supply Agreement between Novelis Do Brasil Ltda, as Supplier, and Alcan Embalagens Do Brasil Ltda, as Purchaser, in connection with Novelis’ operations at Utinga, Santo André, São Paulo State, Brazil, South America***†
10.11	Form of Conversion Agreement between Novelis Deutschland GmbH and Alcan Packaging Singen GmbH***†
10.12	Purchase Agreement, dated January 31, 2002, among Tscheulin Rothal GmbH, Société Alsacienne d’Aluminium SA, BP Europack SpA and Rotopak Matbaacilik Ambalaj Sanayi ve Ticaret A.S. as Buyer, and Pechiney Eurofoil Luxembourg, Pechiney Eurofoil Belgium and Pechiney Rhenalu as Seller***†
10.13	Foil Supply Agreement among Soplaril, S.A., Pechiney Emballage Flexible Europe, as Buyer, and Pechiney Rhenalu, Pechiney Eurofoil Luxembourg and Pechiney Eurofoil Belgium, as Seller***†
10.14	Form of Tax Sharing and Disaffiliation Agreement between Alcan Inc., Novelis Inc., Arcustarget Inc., Alcan Corporation and Novelis Corporation***
10.15	Form of Transitional Services Agreement between Alcan Inc. and Novelis Inc.***
10.16	Form of Employee Matters Agreement between Alcan Inc. and Novelis Inc.***
10.17	Form of Agreement for Assignment of Trademarks***
10.18	Form of Separation Agreement between Alcan Aluminum Valais SA and Novelis Valais SA in connection with facilities located in Sierre, Switzerland***
10.19	Form of Principal Intellectual Property Agreement between Alcan International Limited and Novelis Inc.***†
10.20	Form of Secondary Intellectual Property Agreement between Novelis Inc. and Alcan International Limited***†
10.21	Form of Technical Services Agreement between Novelis Technology AG and Alcan Technology & Management AG with respect to the research and development facilities located in Neuhausen, Switzerland***†
10.22	Form of Technical Services Agreement between Novelis Inc. and Alcan International Limited with respect to the research and development facilities located in Arvida, Quebec (Canada) and in Kingston, Ontario (Canada)***†
10.23	Form of Technical Services Agreement between Novelis Do Brasil Ltda. and Alcan International Limited with respect to the technical services to the Aratu, Petrocoque and Ouro Preto facilities located in Brazil, South America***†
10.24	Form of Technical Services Agreement between Novelis PAE Voreppe and Pechiney Centre de Recherches de Voreppe with respect to the research and development facilities and to the manufacturing facilities both located in Voreppe (France)***†
10.25	Form of Tolling Agreement for pet food containers between Alcan Packaging Zutphen B.V. and Alcan Deutschland GmbH***†

Exhibit
No.	Description

10.26	Form of Electricity Purchase Agreement between Novelis Inc. and Alcan, Énergie Électrique, a division of Alcan Inc.***†
10.27	Form of Separation Agreement between Alcan Technology & Management AG and Novelis Technology AG in connection with the facility located in Neuhausen, Switzerland***
10.28	Form of Foil Supply and Distribution Agreement between Alcan Inc. and Novelis Foil Products, a division of Novelis Inc.***
10.29	Form of Agreement with respect to dispute resolution between Novelis Inc., Novelis Foil France, Novelis PAE Voreppe, Novelis Specialties France, Annecy, Novelis Luxembourg SA, Novelis Do Brasil Ltda, Arcustarget Inc., Alcan Inc., Alcan Corporation, Alcan Aluminum Corporation, Alcan International Limited and Pechiney Centre de Recherches de Voreppe***
10.30	Form of Joint Procurement of Goods and Services Protocol between Alcan Inc. and Novelis Inc.***
10.31	Form of Master Metal Hedging Agreement between Alcan Inc. and Novelis Inc.***†
10.32	Employment Agreement of Brian W. Sturgell***
10.33	Employment Agreement of Martha Finn Brooks***
10.34	Employment Agreement of Christopher Bark-Jones***
10.35	Employment Agreement of Pierre Arseneault***
10.36	Employment Agreement of Geoffrey P. Batt***
10.37	Form of Change of Control Agreement between Alcan Inc. and executive officers of Novelis Inc.***
10.38	Form of Novelis Conversion Plan of 2005**
21.1	Amended list of subsidiaries of Novelis Inc.***
99.1	Information Statement**
99.2	Alcan Inc. management’s proxy circular***

**	Exhibit filed herewith.

***	Exhibit previously filed.

†	Confidential treatment requested for certain portions of this Exhibit, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NOVELIS INC.
(Registrant)

By:	/s/ BRIAN W. STURGELL

Name: Brian W. Sturgell
Title: Chief Executive Officer

Date: January 4, 2005

INDEX TO EXHIBITS

Exhibit
No.	Description

3.1	Certificate and Articles of Incorporation of Novelis Inc.***
3.2	By-law No. 1 of Novelis Inc.***
4.1	Form of Shareholder Rights Agreement between Novelis Inc. and CIBC Mellon Trust Company***
4.2	Specimen Certificate of Novelis Inc. Common Shares***
10.1	Form of Separation Agreement between Alcan Inc. and Novelis Inc.***
10.2	Form of Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of remelt aluminum ingot***†
10.3	Form of Molten Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of molten metal to Purchaser’s Saguenay Works facility***†
10.4	Form of Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of sheet ingot in North America***†
10.5	Form of Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier for the supply of sheet ingot in Europe***†
10.6	Ingot Supply Agreement dated January 2004 between Alcan Inc. and Alcan Taihan Aluminum***†
10.7	Form of Alumina Supply Agreement between Novelis Do Brasil Ltda and Alcan Alumina Ltda***†
10.8	Alumina Raw Materials Contract dated as of June 1, 1998 between Alcan Deutschland GmbH and Alcan Aluminum Limited (now known as Alcan Inc.)***†
10.9	Form of Foil Supply Agreement between Novelis Deutschland GmbH, as Supplier, and Alcan Packaging Rorschach AG, as Purchaser, in connection with Alcan’s operations at Rorschach, Switzerland***†
10.10	Form of Foil Supply Agreement between Novelis Do Brasil Ltda, as Supplier, and Alcan Embalagens Do Brasil Ltda, as Purchaser, in connection with Novelis’ operations at Utinga, Santo André, São Paulo State, Brazil, South America***†
10.11	Form of Conversion Agreement between Novelis Deutschland GmbH and Alcan Packaging Singen GmbH***†
10.12	Purchase Agreement, dated January 31, 2002, among Tscheulin Rothal GmbH, Société Alsacienne d’Aluminium SA, BP Europack SpA and Rotopak Matbaacilik Ambalaj Sanayi ve Ticaret A.S. as Buyer, and Pechiney Eurofoil Luxembourg, Pechiney Eurofoil Belgium and Pechiney Rhenalu as Seller***†
10.13	Foil Supply Agreement among Soplaril, S.A., Pechiney Emballage Flexible Europe, as Buyer, and Pechiney Rhenalu, Pechiney Eurofoil Luxembourg and Pecheney Eurofoil Belgium, as Seller***†
10.14	Form of Tax Sharing and Disaffiliation Agreement between Alcan Inc., Novelis Inc., Arcustarget Inc., Alcan Corporation and Novelis Corporation***
10.15	Form of Transitional Services Agreement between Alcan Inc. and Novelis Inc.***
10.16	Form of Employee Matters Agreement between Alcan Inc. and Novelis Inc.***
10.17	Form of Agreement for Assignment of Trademarks***
10.18	Form of Separation Agreement between Alcan Aluminum Valais SA and Novelis Valais SA in connection with facilities located in Sierre, Switzerland***
10.19	Form of Principal Intellectual Property Agreement between Alcan International Limited and Novelis Inc.***†

Exhibit
No.	Description

10.20	Form of Secondary Intellectual Property Agreement between Novelis Inc. and Alcan International Limited***†
10.21	Form of Technical Services Agreement between Novelis Technology AG and Alcan Technology & Management AG with respect to the research and development facilities located in Neuhausen, Switzerland***†
10.22	Form of Technical Services Agreement between Novelis Inc. and Alcan International Limited with respect to the research and development facilities located in Arvida, Quebec (Canada) and in Kingston, Ontario (Canada)***†
10.23	Form of Technical Services Agreement between Novelis Do Brasil Ltda. and Alcan International Limited with respect to the technical services to the Aratu, Petrocoque and Ouro Preto facilities located in Brazil, South America***†
10.24	Form of Technical Services Agreement between Novelis PAE Voreppe and Pechiney Center de Recherches de Voreppe with respect to the research and development facilities and to the manufacturing facilities both located in Voreppe (France)***†
10.25	Form of Tolling Agreement for pet food containers between Alcan Packaging Zutphen B.V. and Alcan Deutschland GmbH***†
10.26	Form of Electricity Purchase Agreement between Novelis Inc. and Alcan, Énergie Électrique, a division of Alcan Inc.***†
10.27	Form of Separation Agreement between Alcan Technology & Management AG and Novelis Technology AG in connection with the facility located in Neuhausen, Switzerland***
10.28	Form of Foil Supply and Distribution Agreement between Alcan Inc. and Novelis Foil Products, a division of Novelis Inc.***
10.29	Form of Agreement with respect to dispute resolution between Novelis Inc., Novelis Foil France, Novelis PAE Voreppe, Novelis Specialties France, Annecy, Novelis Luxembourg SA, Novelis Do Brasil Ltda, Arcustarget Inc., Alcan Inc., Alcan Corporation, Alcan Aluminum Corporation, Alcan International Limited and Pechiney Centre de Recherches de Voreppe***
10.30	Form of Joint Procurement of Goods and Services Protocol between Alcan Inc. and Novelis Inc.***
10.31	Form of Master Metal Hedging Agreement between Alcan Inc. and Novelis Inc.***†
10.32	Employment Agreement of Brian W. Sturgell***
10.33	Employment Agreement of Martha Finn Brooks***
10.34	Employment Agreement of Christopher Bark-Jones***
10.35	Employment Agreement of Pierre Arseneault***
10.36	Employment Agreement of Geoffrey P. Batt***
10.37	Form of Change of Control Agreement between Alcan Inc. and executive officers of Novelis Inc.***
10.38	Form of Novelis Conversion Plan of 2005**
21.1	Amended list of subsidiaries of Novelis Inc.***
99.1	Information Statement**
99.2	Alcan Inc. management’s proxy circular***

**	Exhibit filed herewith.

***	Exhibit previously filed.

†	Confidential treatment requested for certain portions of this Exhibit, which portions have been omitted and filed separately with the Securities and Exchange Commission.